Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE (October 28, 2004)

Contacts:

UnionBanCal Corporation	Prudential plc
John A. Rice, Jr., (415) 765-2969 SVP – Investor Relations Joanne Curran, (213) 236-5017 SVP – Public Relations

Rebecca Burrows, +44 (0) 207 548-3537
Investor Relations Director

Clare Staley, +44 (0) 207 548-3719
Head of Group Media Relations

Jackson National Life

Tim Padot, (517) 702-2425
Corporate Communications Director

UnionBanCal Corporation Announces Completion of

Jackson Federal Bank Acquisition

SAN FRANCISCO – UnionBanCal Corporation (NYSE:UB) has announced that its Union Bank of California, N.A., subsidiary has completed the acquisition of Jackson Federal Bank from Jackson National Life Insurance Company, a wholly owned indirect subsidiary of Prudential plc.

Jackson Federal Bank is a savings bank headquartered in Brea, California with its principal business focus in income property lending and retail deposit gathering.  Jackson Federal’s branches are located in the cities of Apple Valley, Barstow, Big Bear Lake, Blue Jay, Burbank, Fullerton, Glendale, Los Angeles (2), Rancho Palos Verdes, San Bernardino, San Gabriel, Santa Monica, and Torrance.  This acquisition will strengthen Union Bank’s retail presence in attractive Southern California markets.

“Jackson Federal Bank’s multifamily and commercial real estate lending platform will be a valuable addition to Union Bank’s income property lending product lines,” said Philip B. Flynn, vice chairman of Union Bank and head of Commercial Financial Services.

“We anticipate a smooth integration for the customers and communities we serve,” said Richard C. Hartnack, vice chairman of Union Bank and head of Community Banking and Investment Services.  The integration of systems and the changeover of names are scheduled to be largely completed by February 2005.

“With this merger, Jackson Federal Bank joins forces with a financial services institution long-known for quality, consistency, and success.  Together, we are creating an even stronger institution that will benefit our customers and communities,” said D. Tad Lowrey, Chairman and Chief Executive Officer of Jackson Federal Bank.  “Customers will continue to find the same friendly and experienced local bankers they have always dealt with – and an even wider array of products and services to meet their business and personal needs.”

Jackson National Life Insurance Company is a wholly owned indirect subsidiary of Prudential plc, a company incorporated and with its principal place of business in the United Kingdom. Prudential plc and its affiliated companies constitute one of the world’s leading financial services groups. It provides insurance and financial services directly and through its subsidiaries and affiliates throughout the world. It has been in existence for over 150 years and has £170 billion in assets under management, as at 30 June 2004. Prudential plc is not affiliated in any manner with Prudential Financial, Inc, a company whose principal place of business is in the United States of America.

Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $47.0 billion at September 30, 2004.  Its primary subsidiary, Union Bank of California, N.A., had 301 banking offices in California, Oregon and Washington, and 21 international facilities, at September 30, 2004.  The web site is located at www.uboc.com.

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Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act:  This press release includes forward-looking statements that involve risks and uncertainties.  Forward-looking statements can be identified by looking at the fact that they do not relate strictly to historical or current facts.  Often, they include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  These forward looking statements include, but are not limited to, statements regarding the expected benefits of the transaction.  A number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Those factors include the success of Union Bank of California in integrating Jackson Federal Bank into its organization, fluctuations in interest rates, government policies, regulations, and their enforcement (including monetary and fiscal policies and Bank Secrecy Act-related matters), legislation, economic conditions, credit quality of borrowers, operational factors, competition in the geographic and business areas in which the Company conducts its operations and global political conditions.  A complete description of the Company, including related risk factors, is discussed in the Company’s public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov.  All forward-looking statements included in this press release are based on information available at the time of the release, and neither UnionBanCal Corporation nor Prudential plc assumes any obligation to update any forward-looking statement.